SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C.  20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED

                FAHNESTOCK VINER HOLDINGS INC.
     (Exact name of Issuer as Specified in its Charter)

Ontario, Canada				                98-0080034
(State or Other Jurisdiction of				(I.R.S. Employer
Incorporation or Organization)				 Identification No.)


                 P.O. Box 2015, Suite 1110
                  20 Eglinton Avenue West
             Toronto, Ontario, Canada  M4R 1K8
(Address, including zip code, of registrant's principal executive office)

             FAHNESTOCK & CO. INC. 401(k) PLAN
                 (Full title of the plan)


                    Elaine K. Roberts
             Fahnestock Viner Holdings Inc.
              P.O. Box 2015, Suite 1110
               20 Eglinton Avenue West
           Toronto, Ontario, Canada M4R 1K8
              Telephone (416) 322-1515
(Name, address and telephone number, including area code, of agent for service)


Calculation of Registration Fee

Title of Securities to be Registered -          Class A non-voting shares
Amount to be Registered -                       183,000
Proposed Maximum Offering Price per Share (1) - $16.625
Proposed Maxumum Aggregate Offering Price -     $3,042,375
Amount of Registration Fee (1) -                $922

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to the Common Stock being registered have been based on the closing price of the Common Stock as reported by The New York Stock Exchange ("NYSE") on February 17, 1997.


EXPLANATORY NOTE

This Registration Statement relates to additional shares of Class A non-voting shares (the "Class A Shares") of Fahnestock Viner Holdings Inc., an Ontario corporation (the "Company"), to be offered and sold to Fahnestock & Co. Inc. 401(k) Plan (the "Plan"). A registration statement (the "Plan Registration Statement") relating to Class A Shares to be offered and sold to the Plan was filed with the Securities and Exchange Commission
(the "SEC") on June 9, 1995 (no.33-48455).

In accordance with General Instruction E to Form S-8, the Plan Registration Statement is incorporated herein by reference and made a part hereof.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of February, 1997.

FAHNESTOCK VINER HOLDINGS INC.
(Registrant)

By: /s/ E. K. Roberts
      E. K. Roberts,
      President, Treasurer,
      Chief Financial Officer


POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Elaine K. Roberts, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature			         Title                    Date

/s/ A. G. Lowenthal		Chairman of the Board,   Feb.26/97
A. G. Lowenthal		    Chief Executive Officer,
				                 Director

/s/ E. K. Roberts		  President, Treasurer,    Feb.26/97
E. K. Roberts			     Chief Financial Officer,
				                 Director

/s/A. W. Oughtred		  Secretary, Director			   Feb.26/97
A. W. Oughtred

/s/J. L. Bitove			   Director				             Feb.26/97
J.L. Bitove

/s/R. Crystal			     Director				             Feb.26/97
R. Crystal

/s/K. W. McArthur		  Director				             Feb.26/97
K. W. McArthur

/s/B. Winberg			     Director				             Feb.26/97
B. Winberg



Pursuant to the requirements of the Securities Act of 1933, as amended the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of February, 1997.


FAHNESTOCK & CO. INC. 401(k) PLAN

BY: /s/ A.G. Lowenthal
A.G. Lowenthal, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan


BY: /s/ R.M. Neuhoff
R.M. Neuhoff, as Trustee of the
Fahnestock & Co. Inc. 401(k) Plan



INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as
amended and are hereby incorporated herein by reference to the pertinent prior filing.
                                                								Sequentially
Exhibit No.		Description of Exhibit			                  Numbered Page

4(a)			      Articles of Incorporation, as			            *
			          amended, of Fahnestock Viner
			          Holdings Inc. (previously filed
			          as an exhibit to Form 20-F for
		          	fiscal years ended December 31,
			          1986 and 1988).

4(b)			      Fahnestock & Co. Inc. 401(k)		             	*
			          Plan (including Trust Provisions)
			          (previously filed as an exhibit to
			          the Company's registration
			          statement on Form S-8
             (no.33-48455)).

5			         Opinion of Borden & Elliot		              	9
			          regarding the legality of any
		          	original issuance of common
			          stock being registered.

23(a)		     	Consent of Coopers & Lybrand	             	7

23(b)		     	Consent of Coopers & Lybrand	             	8
		          	(401(k) Plan)

23(c)		     	Borden & Elliot
		         	(included in Exhibit 5)

24		        	Power of Attorney (included
	          		on the signature pages of
 		         	the registration statement)

28 		       	Financial Statements and			                *
			          Supplemental Information
			          for the Fahnestock & Co. Inc.
		          	401(k) Plan for the year ended
			          December 31, 1995 (previously
			          filed as an exhibit to the Plan's
		          	annual report on Form 11-K
		          	for the plan year ended
		          	December 31, 1995))